Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	2

Financial Highlights
(unaudited)	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Operating Information
Number of Communities			122	115
Number of Sites			23,009	20,684
Rental and Related Income	$32,947,667	$28,728,078	$94,979,807	$84,236,326
Community Operating Expenses (1)	$15,645,602	$13,288,715	$45,384,310	$38,758,711
Community NOI (1)	$17,302,065	$15,439,363	$49,595,497	$45,477,615
Expense Ratio (1)	47.5%	46.3%	47.8%	46.0%
Sales of Manufactured Homes	$4,381,223	$4,719,036	$13,866,552	$11,105,302
Number of Homes Sold	71	80	230	204
Number of Rentals Added	432	219	768	608
Net Income (Loss) (2)	$12,432,808	$(6,349,343)	$24,218,904	$(8,485,696)
Net Income (Loss) Attributable to Common Shareholders (2)	$5,622,052	$(11,472,600)	$5,999,135	$(23,678,383)
Adjusted EBITDA	$17,077,523	$16,530,494	$49,318,728	$46,761,492
FFO Attributable to Common Shareholders	$5,805,377	$7,093,936	$17,567,245	$19,602,826
Normalized FFO Attributable to Common Shareholders	$6,011,488	$7,093,936	$18,148,606	$20,107,719

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	40,513,150	37,151,432	39,591,565	36,542,855
Diluted	40,753,553	37,151,432	39,829,716	36,542,855
Net Income (Loss) Attributable to Common Shareholders per Share (2) –
Basic and Diluted	$0.14	$(0.31)	$0.15	$(0.65)
FFO per Share- Diluted	$0.14	$0.19	$0.44	$0.53
Normalized FFO per Share- Diluted	$0.15	$0.19	$0.46	$0.55
Dividends per Common Share	$0.18	$0.18	$0.54	$0.54

Balance Sheet
Total Assets			$1,010,152,228	$868,504,952
Total Liabilities			$473,517,889	$415,391,383

Market Capitalization
Total Debt, Net of Unamortized Debt
Debt Issuance Costs			$451,965,477	$400,450,562
Equity Market Capitalization			$574,617,106	$585,968,866
Series B Preferred Stock			$95,030,000	$95,030,000
Series C Preferred Stock			$243,750,000	$143,750,000
Series D Preferred Stock			$50,000,000	$50,000,000
Total Market Capitalization			$1,415,362,583	$1,275,199,428

(1) Excludes a utility billing dispute of $375,250 over a prior ten-year period for the nine months ended September 30, 2019 and emergency windstorm tree removal expenses in two adjacent communities of $126,000 for the three and nine months ended September 30, 2019.

(2) Includes increase (decrease) in fair value of marketable securities.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	3

Consolidated Balance Sheets
	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$72,349,068	$68,154,110
Site and Land Improvements	596,123,002	533,547,154
Buildings and Improvements	26,229,356	25,156,183
Rental Homes and Accessories	287,909,455	254,598,641
Total Investment Property	982,610,881	881,456,088
Equipment and Vehicles	20,497,633	18,791,688
Total Investment Property and Equipment	1,003,108,514	900,247,776
Accumulated Depreciation	(223,185,106)	(197,208,363)
Net Investment Property and Equipment	779,923,408	703,039,413

Other Assets
Cash and Cash Equivalents	11,111,055	7,433,470
Marketable Securities at Fair Value	116,437,477	99,595,736
Inventory of Manufactured Homes	30,515,698	23,703,322
Notes and Other Receivables, net	37,270,024	31,493,555
Prepaid Expenses and Other Assets	11,722,083	6,195,596
Land Development Costs	23,172,483	9,441,025
Total Other Assets	230,228,820	177,862,704

TOTAL ASSETS	$1,010,152,228	$880,902,117

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$375,483,776	$331,093,063
Other Liabilities
Accounts Payable	5,015,806	3,873,445
Loans Payable, net of Unamortized Debt Issuance Costs	76,481,701	107,985,353
Accrued Liabilities and Deposits	9,938,967	7,410,055
Tenant Security Deposits	6,597,639	5,842,161
Total Other Liabilities	98,034,113	125,111,014
Total Liabilities	473,517,889	456,204,077

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series B - 8.0% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 4,000,000 shares authorized; 3,801,200 shares issued and outstanding as of September 30, 2019 and December 31, 2018	95,030,000	95,030,000
Series C- 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 9,750,000 and 5,750,000 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	243,750,000	143,750,000
Series D - 6.375% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 2,300,000 shares authorized; 2,000,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018	50,000,000	50,000,000
Common Stock – $0.10 par value per share; 123,363,800 and 111,363,800 shares authorized; 40,810,874 and 38,320,414 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	4,081,087	3,832,041
Excess Stock – $0.10 par value per share; 3,000,000 shares authorized; no shares issued or outstanding as of September 30, 2019 and December 31, 2018	-0-	-0-
Additional Paid-In Capital	169,137,034	157,449,781
Undistributed Income (Accumulated Deficit)	(25,363,782)	(25,363,782)
Total Shareholders’ Equity	536,634,339	424,698,040

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,010,152,228	$880,902,117

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	4

Consolidated Statements of Income (Loss)
(unaudited)
	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
INCOME:
Rental and Related Income	$32,947,667	$28,728,078	$94,979,807	$84,236,326
Sales of Manufactured Homes	4,381,223	4,719,036	13,866,552	11,105,302
TOTAL INCOME	37,328,890	33,447,114	108,846,359	95,341,628

EXPENSES:
Community Operating Expenses	15,771,602	13,288,715	45,885,560	38,758,711
Cost of Sales of Manufactured Homes	3,271,260	3,512,705	10,117,068	8,406,701
Selling Expenses	1,374,932	1,024,188	3,802,894	2,913,504
General and Administrative Expenses	2,579,348	2,559,023	7,910,248	8,200,261
Depreciation Expense	9,390,236	8,051,627	27,009,888	23,410,519
TOTAL EXPENSES	32,387,378	28,436,258	94,725,658	81,689,696

OTHER INCOME (EXPENSE):
Interest Income	650,767	563,549	1,787,390	1,569,955
Dividend Income	1,858,831	2,704,255	5,734,390	7,603,575
Gain on Sales of Marketable Securities, net	-0-	-0-	-0-	20,107
Increase (Decrease) in Fair Value of Marketable Securities	9,234,252	(10,487,430)	15,477,833	(19,762,579)
Other Income	170,593	134,761	423,639	334,740
Interest Expense	(4,395,806)	(4,247,855)	(13,288,994)	(11,795,315)
TOTAL OTHER INCOME (EXPENSE)	7,518,637	(11,332,720)	10,134,258	(22,029,517)

Income (Loss) before Loss on Sales of Investment Property and Equipment	12,460,149	(6,321,864)	24,254,959	(8,377,585)
Loss on Sales of Investment Property and Equipment	(27,341)	(27,479)	(36,055)	(108,111)
NET INCOME (LOSS)	12,432,808	(6,349,343)	24,218,904	(8,485,696)

Less: Preferred Dividends	(6,810,756)	(5,123,257)	(18,219,769)	(15,192,687)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$5,622,052	$(11,472,600)	$5,999,135	$(23,678,383)

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	5

Consolidated Statements of Cash Flows
(unaudited)	Nine Months Ended
	9/30/2019	9/30/2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$24,218,904	$(8,485,696)
Non-Cash Items Included in Net Income (Loss):
Depreciation	27,009,888	23,410,519
Amortization of Financing Costs	559,325	462,604
Stock Compensation Expense	1,491,710	1,247,722
Provision (Benefit) for Uncollectible Notes and Other Receivables	971,873	(835,102)
Gain on Sales of Marketable Securities, net	-0-	(20,107)
(Increase) Decrease in Fair Value of Marketable Securities	(15,477,833)	19,762,579
Loss on Sales of Investment Property and Equipment	36,055	108,111
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(6,812,376)	(7,521,803)
Notes and Other Receivables, net of Notes Acquired with Acquisitions	(6,748,342)	(3,280,881)
Prepaid Expenses and Other Assets	(3,814,046)	(1,995,025)
Accounts Payable	1,142,361	722,344
Accrued Liabilities and Deposits	2,528,912	666,513
Tenant Security Deposits	755,478	485,706
Net Cash Provided by Operating Activities	25,861,909	24,727,484

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of Mortgages Assumed	(37,308,285)	(24,549,398)
Purchase of Investment Property and Equipment	(49,343,862)	(38,562,274)
Proceeds from Sales of Investment Property and Equipment	2,129,383	1,956,785
Additions to Land Development Costs	(13,731,458)	(8,504,424)
Purchase of Marketable Securities	(1,363,908)	(17,978,715)
Proceeds from Sales of Marketable Securities	-0-	268,675
Net Cash Used in Investing Activities	(99,618,130)	(87,369,351)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of Mortgages Assumed	44,850,000	13,442,000
Net (Payments) Proceeds from Short Term Borrowings	(31,576,000)	2,331,831
Principal Payments of Mortgages	(19,566,703)	(5,094,625)
Financing Costs on Debt	(786,735)	(290,852)
Proceeds from Issuance of Preferred Stock, net of Offering Costs	96,688,218	48,247,280
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	23,578,603	21,292,003
Repurchase of Common Stock	(237,314)	-0-
Proceeds from Exercise of Stock Options	763,980	1,385,000
Preferred Dividends Paid	(18,744,771)	(14,927,062)
Common Dividends Paid, net of Dividend Reinvestments	(15,823,031)	(16,861,142)
Net Cash Provided by Financing Activities	79,146,247	49,524,433

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	5,390,026	(13,117,434)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	12,777,411	27,891,249
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$18,167,437	$14,773,815

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable
to Common Shareholders to FFO and Normalized FFO

(unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$12,432,808	$(6,349,343)	$24,218,904	$(8,485,696)
Interest Expense	4,395,806	4,247,855	13,288,994	11,795,315
Franchise Taxes	92,925	92,925	278,775	278,775
Depreciation Expense	9,390,236	8,051,627	27,009,888	23,410,519
(Increase) Decrease in Fair Value of Marketable Securities	(9,234,252)	10,487,430	(15,477,833)	19,762,579

Adjusted EBITDA	$17,077,523	$16,530,494	$49,318,728	$46,761,492

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$5,622,052	$(11,472,600)	$5,999,135	$(23,678,383)
Depreciation Expense	9,390,236	8,051,627	27,009,888	23,410,519
Loss on Sales of Depreciable Assets	27,341	27,479	36,055	108,111
(Increase) Decrease in Fair Value of Marketable Securities (1)	(9,234,252)	10,487,430	(15,477,833)	19,762,579

Funds from Operations (“FFO”)	5,805,377	7,093,936	17,567,245	19,602,826

Adjustments:
Non-Recurring Expenses (2)	206,111	-0-	581,361	525,000
Gain on Sales of Marketable Securities, net	-0-	-0-	-0-	(20,107)

Normalized Funds from Operations
(“Normalized FFO”)	$6,011,488	$7,093,936	$18,148,606	$20,107,719

(1)	(Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.
(2)	Consists of utility billing dispute over a prior 10-year period ($375,250), emergency windstorm tree removal expenses in two adjacent communities ($126,000) and costs associated with acquisitions not completed ($80,111) in 2019 and one-time payroll expenditures ($525,000) in 2018.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(unaudited)

	Nine Months Ended				Year Ended
	9/30/2019		9/30/2018		12/31/2018
Shares Outstanding	40,810,874		37,466,040		38,320,414
Market Price Per Share	$14.08		$15.64		$11.84
Equity Market Capitalization	$574,617,106		$585,968,866		$453,713,702
Total Debt	451,965,477		400,450,562		439,078,416
Preferred	388,780,000		288,780,000		288,780,000
Total Market Capitalization	$1,415,362,583		$1,275,199,428		$1,181,572,118

Total Debt	$451,965,477		$400,450,562		$439,078,416
Less: Cash and Cash Equivalents	(11,111,055)		(8,879,883)		(7,433,470)
Net Debt	440,854,422		391,570,679		431,644,946
Less: Marketable Securities at Fair Value (“Securities”)	(116,437,477)		(130,931,844)		(99,595,736)
Net Debt Less Securities	$324,416,945		$260,638,835		$332,049,210

Interest Expense	$13,288,994		$11,795,315		$16,038,585
Capitalized Interest	1,017,304		532,640		1,036,307
Preferred Dividends	18,219,769		15,192,687		20,315,944
Total Fixed Charges	$32,526,067		$27,520,642		$37,390,836

Adjusted EBITDA	$49,318,728		$46,761,492		$63,541,619

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	31.1%		30.7%		36.5%

Net Debt Plus Preferred / Total Market Capitalization	58.6%		53.4%		61.0%

Net Debt Less Securities / Total Market Capitalization	22.9%		20.4%		28.1%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	50.4%		43.1%		52.5%

Interest Coverage	3.4	x	3.8	x	3.7	x

Fixed Charge Coverage	1.5	x	1.7	x	1.7	x

Net Debt / Adjusted EBITDA	6.7	x	6.3	x	6.8	x

Net Debt Less Securities / Adjusted EBITDA	4.9	x	4.2	x	5.2	x

Net Debt Plus Preferred / Adjusted EBITDA	12.6	x	10.9	x	11.3	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	10.8	x	8.8	x	9.8	x

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	8

Debt Analysis

(unaudited)	Nine Months Ended		Year Ended
	9/30/2019	9/30/2018	12/31/2018
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$379,101,982	$316,808,161	$334,411,425
Unamortized Debt Issuance Costs	(3,618,206)	(3,388,721)	(3,318,362)
Mortgages, Net of Unamortized Debt Issuance Costs	$375,483,776	$313,419,440	$331,093,063
Loans Payable:
Unsecured Line of Credit	$5,000,000	$35,000,000	$50,000,000
Other Loans Payable	71,841,393	52,097,655	58,417,479
Total Loans Before Unamortized Debt Issuance Costs	76,841,393	87,097,655	108,417,479
Unamortized Debt Issuance Costs	(359,692)	(66,533)	(432,126)
Loans, Net of Unamortized Debt Issuance Costs	$76,481,701	$87,031,122	$107,985,353

Total Debt, Net of Unamortized Debt Issuance Costs	$451,965,477	$400,450,562	$439,078,416

% Fixed/Floating
Fixed	84.5%	80.0%	77.0%
Floating	15.5%	20.0%	23.0%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.14%	4.24%	4.29%
Loans Payable	3.82%	4.11%	4.20%
Total Average	4.09%	4.21%	4.27%

Weighted Average Maturity (Years)
Mortgages Payable	6.2	6.3	6.3

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	9

Debt Maturity

(unaudited)

Total Debt
Millions
$350
$300
$250
$200
$150
$100
$50
$-
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
Thereafter
Mortgages
Loans

As of 9/30/19:
Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2019	$-0-	$18,879,882		$18,879,882	4.1%
2020	-0-	10,153,208		10,153,208	2.2%
2021	2,128,262	293,339		2,421,601	0.5%
2022	20,042,010	5,907,256	(1)	25,949,266	5.7%
2023	67,371,806	502,564		67,874,370	14.9%
Thereafter	289,559,904	41,105,144		330,665,048	72.6%

Total Debt Before Unamortized Debt Issuance Cost	379,101,982	76,841,393		455,943,375	100.0%

Unamortized Debt Issuance Cost	(3,618,206)	(359,692)		(3,977,898)

Total Debt, Net of Unamortized Debt Issuance Costs	$375,483,776	$76,481,701		$451,965,477

(1) Includes $5 million balance outstanding on the Company’s Line of Credit due November 2022, with an additional one year option.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	10

Securities Portfolio Performance

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757,477	$1,762,609	$2,027,943	$3,790,552
2011	43,298,214	2,512,057	2,692,649	5,204,706
2012	57,325,440	3,243,592	4,092,585	7,336,177
2013	59,254,942	3,481,514	4,055,812	7,537,326
2014	63,555,961	4,065,986	1,542,589	5,608,575
2015	75,011,260	4,399,181	204,230	4,603,411
2016	108,755,172	6,636,126	2,285,301	8,921,427
2017	132,964,276	8,134,898	1,747,528	9,882,426
2018	99,595,736	10,367,155	20,107	10,387,262
2019*	116,437,477	5,734,390	-0-	5,734,390

		$50,337,508	$18,668,744	$69,006,252

*For the nine months ended September 30,2019.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	9/30/2019	9/30/2018	% Change

Communities	122	115	6.1%
Developed Sites	23,009	20,684	11.2%
Occupied	18,963	17,089	11.0%
Occupancy %	82.4%	82.6%	-20bps
Total Rentals	7,280	6,215	17.1%
Occupied Rentals	6,724	5,796	16.0%
Rental Occupancy %	92.4%	93.3%	-90bps
Monthly Rent Per Site	$443	$432	2.5%
Monthly Rent Per Home Rental Including Site	$760	$737	3.1%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Indiana	14	1,104	870	234	3,990	3,326	83.4%	$392	1,512	1,406	93.0%	$754
Maryland	1	77	10	67	62	57	91.9%	$515	-0-	-0-	N/A	N/A
Michigan	3	153	148	5	740	608	82.2%	$437	253	224	88.5%	$760
New Jersey	4	349	187	162	1,006	952	94.6%	$621	40	37	92.5%	$985
New York	7	617	308	309	1,170	986	84.3%	$540	355	330	93.0%	$915
Ohio	36	1,781	1,315	466	6,713	5,179	77.1%	$394	2,065	1,861	90.1%	$698
Pennsylvania	50	2,148	1,786	362	7,629	6,240	81.8%	$460	2,241	2,085	93.0%	$783
Tennessee	7	413	321	92	1,699	1,615	95.1%	$473	814	781	95.9%	$778
Total as of September 30, 2019	122	6,642	4,945	1,697	23,009	18,963	82.4%	$443	7,280	6,724	92.4%	$760

(1) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.

(2) Includes home and site rent charges.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	12

Same Property Statistics

(unaudited)

	For Three Months Ended				For Nine Months Ended
	9/30/2019	9/30/2018	Change	% Change	9/30/2019	9/30/2018	Change	% Change
Community Net Operating Income

Rental and Related Income	$30,322,543	$28,133,329	$2,189,214	7.8%	$89,102,387	$83,228,512	$5,873,875	7.1%
Community Operating Expenses	13,555,396	12,312,376	1,243,020	10.1%	39,972,251	36,392,584	3,579,667	9.8%

Community NOI	$16,767,147	$15,820,953	$946,194	6.0%	$49,130,136	$46,835,928	$2,294,208	4.9%

	As of
	9/30/2019	9/30/2018	Change

Total Sites	19,920	19,889	0.2%
Occupied Sites	16,726	16,369	357 sites, 2.2%
Occupancy %	84.0%	82.3%	170bps
Number of Properties	112	112	N/A
Total Rentals	6,792	6,104	11.3%
Occupied Rentals	6,357	5,700	11.5%
Rental Occupancy	93.6%	93.4%	20bps
Monthly Rent Per Site	$452	$438	3.2%
Monthly Rent Per Home Including Site	$763	$739	3.2%

Same Property includes all properties owned as of January 1, 2018, with the exception of Memphis Blues.

(1) Excludes a one-time settlement of a utility billing dispute of $375,250 over a prior ten-year period.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	13

Acquisition Summary

At Acquisition:
Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Price	Total Acres
2016	3	289	215	74%	$7,277,000	219
2017	11	1,997	1,333	67%	$63,290,000	602
2018	6	1,615	1,271	79%	$59,093,000	494
2019	4	1,495	935	63%	$56,237,000	246

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2018: 112 Communities and 19,900 sites
Acquired in 2018: 6 Communities and 1,600 sites
Acquired in 2019: 4 Communities and 1,500 sites
220 acres to be developed into a manufactured home community

Communities

Total - 122

Maryland 1%
Michigan 2%
New Jersey 3%
Tennesee 6%
New York 6%
Indiana 11%
Pennsylvania 41%
Ohio 30%

23,000 Sites

Acreage

Total - 6,600

Developed
2,600
39%
Developed
2,300
35%
Vacant
800
12%
Vacant
900
14%
Marcellus & Utica Shale Acreage
72 Communities and 11,200 Sites
Non Marcellus & Utica Share Acreage

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Friendly Village	July 3, 2019	OH	824	$19,386,000	101	46%
Fifty-One Estates and New Colony	July 30, 2019	PA	285	11,650,000	60	76%
Northtowne Meadows	August 27, 2019	MI	386	25,201,000	85	88%
Total 2019 to Date			1,495	$56,237,000	246	63%

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and costs associated with the redemption of preferred stock. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for gains and losses realized on marketable securities investments and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding gains and losses realized on marketable securities investments and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 40,754,000 and 39,830,000 shares for the three and nine months ended September 30, 2019, respectively, and 37,674,000 and 36,894,000 for the three and nine months ended September 30, 2018, respectively. Common stock equivalents resulting from stock options in the amount of 240,000 and 238,000 shares for the three and nine months ended September 30, 2019, respectively, and 523,000 and 352,000 shares for the three and nine months ended September 30, 2018, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the three and nine months ended September 30, 2018 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2018, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO should not be considered as substitutes for net loss applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	15

Press Release Dated November 7, 2019

FOR IMMEDIATE RELEASE	November 7, 2019
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE THIRD QUARTER ENDED
SEPTEMBER 30, 2019

FREEHOLD, NJ, November 7, 2019........ UMH Properties, Inc. (NYSE:UMH) reported Total Income for the quarter ended September 30, 2019 of $37,329,000 as compared to $33,447,000 for the quarter ended September 30, 2018, representing an increase of 12%. Net Income Attributable to Common Shareholders amounted to $5,622,000 or $0.14 per diluted share for the quarter ended September 30, 2019 as compared to Net Loss of $11,473,000 or $0.31 per diluted share for the quarter ended September 30, 2018.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $5,805,000 or $0.14 per diluted share for the quarter ended September 30, 2019 as compared to $7,094,000 or $0.19 per diluted share for the quarter ended September 30, 2018. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $6,011,000 or $0.15 per diluted share for the quarter ended September 30, 2019, as compared to $7,094,000 or $0.19 per diluted share for the quarter ended September 30, 2018. These decreases were primarily attributable to the reduction in dividend income from our securities holdings as well as the impact of our $100 million preferred issue in April, which was not fully deployed until this quarter.

A summary of significant financial information for the three and nine months ended September 30, 2019 and 2018 is as follows:

	For the Three Months Ended
	September 30,
	2019	2018

Total Income	$37,329,000	$33,447,000
Total Expenses	$32,387,000	$28,436,000
Increase (Decrease) in Fair Value of Marketable Securities	$9,234,000	$(10,487,000)
Net Income (Loss) Attributable to Common Shareholders	$5,622,000	$(11,473,000)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.14	$(0.31)
FFO (1)	$5,805,000	$7,094,000
FFO (1) per Diluted Common Share	$0.14	$0.19
Normalized FFO (1)	$6,011,000	$7,094,000
Normalized FFO (1) per Diluted Common Share	$0.15	$0.19
Diluted Weighted Average Shares Outstanding	40,754,000	37,151,000

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	16

	For the Nine Months Ended
	September 30,
	2019	2018

Total Income	$108,846,000	$95,342,000
Total Expenses	$94,726,000	$81,690,000
Increase (Decrease) in Fair Value of Marketable Securities	$15,478,000	$(19,763,000)
Net Income (Loss) Attributable to Common Shareholders	$5,999,000	$(23,678,000)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.15	$(0.65)
FFO (1)	$17,567,000	$19,603,000
FFO (1) per Diluted Common Share	$0.44	$0.53
Normalized FFO (1)	$18,149,000	$20,108,000
Normalized FFO (1) per Diluted Common Share	$0.46	$0.55
Diluted Weighted Average Shares Outstanding	39,830,000	36,543,000

A summary of significant balance sheet information as of September 30, 2019 and December 31, 2018 is as follows:

	September 30, 2019	December 31, 2018

Gross Real Estate Investments	$982,611,000	$881,456,000
Marketable Securities at Fair Value	$116,437,000	$99,596,000
Total Assets	$1,010,152,000	$880,902,000
Mortgages Payable, net	$375,484,000	$331,093,000
Loans Payable, net	$76,482,000	$107,985,000
Total Shareholders’ Equity	$536,634,000	$424,698,000

Samuel A. Landy, President and CEO, commented on the results of the third quarter of 2019.

“Our community operating results continue to validate our business plan. We are pleased with the progress we have made at our value-add communities as well as our same store performance. The decrease in per share FFO is primarily attributable to the impact of our raising capital and a reduction in dividend income from our securities portfolio. Throughout the quarter we deployed this new capital into acquisitions, rental homes and other investments resulting in a sequential Normalized FFO increase of 7% as compared to the second quarter. The impact of these investments is not fully reflected in this quarter’s results.”

“During the quarter, we have made substantial progress on multiple fronts. We:

●	Increased Rental and Related Income by 15% over the prior year period;
●	Increased Community Net Operating Income (“NOI”) by 11% over the prior year period;
●	Increased Same Property NOI by 6% over the prior year period;
●	Increased Same Property Occupancy by 357 sites or 170 bps over the prior year period from 82.3% to 84.0%;
●	Increased our rental home portfolio by 768 homes to approximately 7,300 total rental homes, representing an increase of 12% from yearend 2018;
●	Acquired four communities containing approximately 1,500 homesites for a total cost of approximately $56.2 million;
●	Raised $7.8 million through our Dividend Reinvestment and Stock Purchase Plan;
●	Completed the financing/refinancing of four of our communities for total proceeds of approximately $44.9 million with a weighted average interest rate of 3.40%, paying off the existing $13.8 million mortgages with a weighted average rate of 5.91%;

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	17

●	Reduced the weighted average interest rate on our mortgages payable from 4.3% at yearend 2018 to 4.1% at quarter end;
●	Increased our total market capitalization to $1.4 billion, representing an increase of 20% over yearend 2018; and,
●	Subsequent to quarter end, implemented a Preferred Stock At-The-Market Program (“ATM”) under which the Company may offer and sell shares of our 6.75% Series C Perpetual Preferred Stock (“Series C Preferred”) and/or 6.375% Series D Preferred Stock (“Series D Preferred”), having an aggregate sales price of up to $100,000,000. Through October 30, 2019, we have sold approximately 350,000 shares of our Series D Preferred for net proceeds of approximately $8.7 million, after offering expenses.”

Mr. Landy further stated, “UMH’s overall operating metrics remain strong. Same property NOI increased by 6% over the prior year period. This was driven by occupancy increases of 170 bps to 84.0% at quarter end 2019, an average increase in rental rates of 3.2% and the addition of rental homes. Year over year, we added almost 700 rental homes to our same property portfolio, increasing rental home occupancy to 93.6%.”

“UMH also had a busy quarter on the acquisition front. During the quarter, we closed on the acquisition of four communities containing 1,500 homesites, with a weighted average occupancy rate of 63%, for approximately $56 million. These communities are located in markets where we have experienced excellent demand for both sales and rental units. We anticipate strong returns at these value-add communities as we are able to execute on our long-term business plan.”

“We are satisfied with the progress that we have made at all of our communities. The value of our portfolio continues to grow as we upgrade the communities which should result in additional revenue growth through our rental and sales programs.”

UMH Properties, Inc. will host its Third Quarter 2019 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, November 8, 2019 at 10:00 a.m. Eastern Time.

The Company’s 2019 third quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financial Information and Filings” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, November 8, 2019. It will be available until February 8, 2020 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10134882. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 122 manufactured home communities containing approximately 23,000 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	18

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO, excluding gains and losses realized on marketable securities investments and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three and nine months ended September 30, 2019 and 2018 are calculated as follows:

	Three Months Ended		Nine Months Ended
	9/30/19	9/30/18	9/30/19	9/30/18
Net Income (Loss) Attributable to Common Shareholders	$5,622,000	$(11,473,000)	$5,999,000	$(23,678,000)
Depreciation Expense	9,390,000	8,052,000	27,010,000	23,410,000
(Gain) Loss on Sales of Depreciable Assets	27,000	28,000	36,000	108,000
(Increase) Decrease in Fair Value of Marketable Securities (2)	(9,234,000)	10,487,000	(15,478,000)	19,763,000
FFO Attributable to Common Shareholders	5,805,000	7,094,000	17,567,000	19,603,000
Non-Recurring Other Expense (3)	206,000	-0-	582,000	525,000
Gain on Sales of Marketable Securities, net	-0-	-0-	-0-	(20,000)
Normalized FFO Attributable to Common Shareholders	$6,011,000	$7,094,000	$18,149,000	$20,108,000

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 40,754,000 and 39,830,000 shares for the three and nine months ended September 30, 2019, respectively, and 37,674,000 and 36,894,000 shares for the three and nine months ended September 30, 2018, respectively. Common stock equivalents resulting from stock options in the amount of 240,000 and 238,000 shares for the three and nine months ended September 30, 2019, respectively, and 523,000 and 352,000 shares for the three and nine months ended September 30, 2018, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the three and nine months ended September 30, 2018 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	19

The following are the cash flows provided (used) by operating, investing and financing activities for the nine months ended September 30, 2019 and 2018:

	2019	2018
Operating Activities	$25,862,000	$24,727,000
Investing Activities	(99,618,000)	(87,369,000)
Financing Activities	79,146,000	49,524,000

(2)	(Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.
(3)	Consists of utility billing dispute over a prior 10-year period ($376,000), emergency windstorm tree removal expenses in two adjacent communities ($126,000) and costs associated with acquisitions not completed ($80,000) in 2019 and one-time payroll expenditures ($525,000) in 2018.

# # # #

UMH Properties, Inc. | Third Quarter FY 2019 Supplemental Information	20